Registration No. 333-168521

UNITED STATES

SECURITIES AND EXCHANGE COMMISSIONWashington, D.C. 20549

FORM S-1/A

Amendment No. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GREEN & QUALITY HOME LIFE, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

3822

(Primary Standard Industrial Classification Code Number)

27-2841739

(I.R.S. Employer Identification Number)

112 North Curry Street, Carson City, Nevada 89703

(775) 321-8289

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

FABIO ALEXANDRE NARITA

President

GREEN & QUALITY HOME LIFE, INC.

112 North Curry Street

Carson City, Nevada 89703

(775) 321-8289

 (Address, including zip code, and telephone number,

including area code, of agent for service)

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer [  ]

Accelerated filer [  ]

Non-accelerated filer [  ]

Smaller reporting Company [X]

(Do not check if a smaller reporting Company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit[1]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee[2]

Common Stock by Company	4,500,000	$0.02	$90,000	$5.02

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

(3) The expected closing date of this Offering will be May 2, 2011 (90 days after this registration statement becomes effective).

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

GREEN & QUALITY HOME LIFE, INC.

4,500,000 SHARES OF COMMON STOCK

Prior to this registration, there has been no public trading market for the common stock of GREEN & QUALITY HOME LIFE, INC.  (“GREEN & QUALITY HOME LIFE”) and it is not presently traded on any market or securities exchange. 4,500,000 shares of common stock are being offered for sale by the Company to the public.

The price per share will be $0.02 for the duration of the offering. The expected closing date of this offering will be May 2, 2011 (90 days after this registration statement becomes effective) , unless extended for an additional period of 90 days by the Company. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company.  GREEN & QUALITY HOME LIFE will be selling all the shares and will receive all proceeds from the sale. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

The Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

The date of this prospectus is January 31 , 2011 .

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Table of Contents

PART I	7
SUMMARY INFORMATION	7
Summary of the Offering by the Company	7
Summary of Financial Information	9
RISK FACTORS	9
Risks Associated with Our Financial Condition	9
Risks Related to Investing in Our Company	13
Risks Associated with Management and Control Persons	15
Risks Related to Our Securities	16
Risks Related to the Company’s Market and Strategy	17
Risks Associated with Our Business Model	18
USE OF PROCEEDS	20
DETERMINATION OF OFFERING PRICE	21
DILUTION	21
PLAN OF DISTRIBUTION	22
DESCRIPTION OF SECURITIES	23
Common Stock	23
Preemptive Right	24
Non-cumulative Voting	24
Preferred Stock	24
Anti-Takeover Provisions	24
Dividend Policy	24
Transfer Agent	25
INTERESTS OF NAMED EXPERTS AND COUNSEL	25
DESCRIPTION OF BUSINESS	25
Summary	25
Initial Market Opportunity Analysis	26
Description of our Products and Services Portfolio	30
Competitive Advantages	31
Marketing	32
Intellectual Property	32
Regulatory Matters	33
Employees and Employment Agreements	33
Environmental Laws	33
AVAILABLE INFORMATION	33
Reports to security holders	34
LEGAL PROCEEDINGS	34
FINANCIAL STATEMENTS	34
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	51
Plan of Operation	51
Results of Operations	54
Capital Resources and Liquidity	54
Off-balance sheet arrangements	55
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	56
DIRECTORS AND EXECUTIVE OFFICERS	56
Identification of directors and executive officers	56
Business Experience	56
Conflicts of Interest	57
EXECUTIVE COMPENSATION	57
Outstanding Equity Awards at Fiscal Year-End	58
Stock Awards Plan	58
Director Compensation	59
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	59
CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS	60
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	60

PART II – INFORMATION NOT REQUIRED IN THE PROSPECTUS	61
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	61
INDEMNIFICATION OF DIRECTORS AND OFFICERS	61
RECENT SALES OF UNREGISTERED SECURITIES	61
EXHIBITS AND FINANCIAL STATEMENT SCHEDULES	62
UNDERTAKINGS	63
SIGNATURES	65

DEALER PROSPECTUS DELIVERY OBLIGATION

Until May 2, 2011, (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART I

SUMMARY INFORMATION

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

Summary Information about GREEN & QUALITY HOME LIFE, INC.

GREEN & QUALITY HOME LIFE, INC. (“GREEN & QUALITY HOME LIFE, “we”, “the Company”) was incorporated in the State of Nevada as a for-profit Company on June 1, 2010 and established a fiscal year end of June 30. We are a development-stage Company that intends to create a portfolio of products and services, as per example controlling heating, ventilation and air conditioning. The objective is to develop a set of solutions which would automate domestic activities, possibly making them less time consuming, easy to manage and leveraging the quality of life of every member of a family. Moreover, our products and services could have the potential to lessen the environmental impact of a home, using technology to better manage energy, water, wastes, heating, ventilation and air conditioning (HVAC). For these reasons, our intention is to develop proprietary software (Green Series and Quality of Life Series) to integrate third-party existing products for full product service functionality for our potential clients. We are not currently planning to develop the hardware-based products needed for the automation of domestic activities (examples: toilets, faucets, sprinkler and irrigation systems, etc.). Therefore, Green & Quality Home Life would act as a solution integrator, providing software integration, product installation, maintenance and managed services. For more detailed information, please refer to the sections ‘Description of Business’ on page 25 and ‘Plan of Operation’ on page 51.

Our business office is located at 112 North Curry Street, Carson City, Nevada, 89703, our telephone number is (775) 321-8289 and our fax number is (775) 345-3250. Our United States and registered statutory office is located at 112 North Curry Street, Carson City, Nevada, 89703, telephone number (775) 882-1013.

As of September 30, 2010, the end of our fiscal quarter, GREEN & QUALITY HOME LIFE had raised $12,000 through the sale of its common stock. There is $6,480 of cash on hand in the corporate bank account. The Company currently has liabilities of $6,348, represented by expenses accrued during its start-up. In addition, the Company anticipates incurring costs associated with this offering totaling approximately $7,005. As of the date of this prospectus, we have generated no revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the Company filed with this prospectus.

Summary of the Offering by the Company

GREEN & QUALITY HOME LIFE has 12,000,000 shares of common stock issued and outstanding and is registering an additional 4,500,000 shares of common stock for offering to the public. The Company may endeavor to sell all 4,500,000 shares of common stock after this registration becomes effective. The price at which the Company offers these shares is fixed at $0.02 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. GREEN & QUALITY HOME LIFE will receive all proceeds from the sale of the common stock.

Securities being offered by the Company, common stock, par value $0.001	4,500,000 shares of common stock are offered by the Company.
Offering price per share by the Company.	A price, if and when the Company sells the shares of common stock, is set at $0.02
Number of shares outstanding before the offering of common shares.	12,000,000 common shares are currently issued and outstanding.
Number of shares outstandingafter the offering of common shares.	16,500,000 common shares will be issued and outstanding after this offering is completed.
Minimum number of shares to be sold in this offering	None.
Market for the common shares

There is no public market for the common shares. The price per share is $0.02.

GREEN & QUALITY HOME LIFE may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if GREEN & QUALITY HOME LIFE’s common stock is quoted or granted listing, a market for the common shares may not develop.

Use of proceeds

GREEN & QUALITY HOME LIFE will receive all proceeds from the sale of the common stock. If all 4,500,000 common shares being offered are sold, the total gross proceeds to the Company would be $90,000. Considering the expenses related to prepare this offering (Legal & Accounting, Transfer Agent & Printing and SEC filing fee), it would be expected as net proceeds the total value of $82,995 ($90,000 – $5,500 - $1,500 - $5). The Company intends to use the net proceeds from this offering (i) Market analysis for home automation estimated to be $7,000, (ii) Legal and Regulation Research estimated in $3,000; (iii) Development of the  product portfolio concept estimated to be $4,500; (iv) Development of the services portfolio concept estimated to be $3,000 (v) Developing the Green and Quality of Life Series Software/ Website pilot estimated to cost $45,000; (vi) Run tests and quality validation on products and services estimated to be $7,000; (vii) Development of the Implementation Plan estimated to be $ 5,000; (viii) Development of the Marketing Plan estimated to be $3,500; (ix) Development of  the Sales Plan estimated to cost $3,000 and (x) Stationery/ copy estimated to cost $1,995. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $7,005 are being paid for by GREEN & QUALITY HOME LIFE.

Termination of the offering

The offering will conclude when all 4,500,000 shares of common stock have been sold, or  in May 2, 2011 (90 days after this registration statement becomes effective with the Securities and Exchange Commission). GREEN & QUALITY HOME LIFE may at its discretion extend the offering for an additional 90 days.

Terms of the offering	The Company’s president and sole director will sell the common stock upon effectiveness of this registration statement.

You should rely only upon the information contained in this prospectus. GREEN & QUALITY HOME LIFE has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted.

Summary of Financial Information

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

Balance Sheet	As of September 30, 2010
Total Assets	$6,480
Total Liabilities	$6,348
Shareholder’s Equity	$132
Operating Data	June 1, 2010 (inception) through September 30, 2010
Revenue	$0.00
Net Loss	(11,868)
Net Loss Per Share	$0.00

As shown in the financial statements accompanying this prospectus, GREEN & QUALITY HOME LIFE has had no revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a “going concern” opinion from their accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

The Company made its best effort and applied its best knowledge to identify all material risks to an investor regarding this offering. GREEN & QUALITY HOME LIFE should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Risks Associated with Our Financial Condition

ONCE OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION REGARDING OUR COMPANY, THERE IS A RISK ASSOCIATED WITH INVESTING IN OUR BUSINESS

Our auditors have issued a going concern opinion regarding our Company, once we do not have material assets, nor do we have operations or a source of revenue sufficient to cover our operation costs.  The Company has a deficit accumulated since inception (June 1, 2010) through September 30, 2010 of ($11,868).  The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern. As of the date of this prospectus, the company has no preliminary plans or agreements to merge with an operating company. Our officer and director has committed to advancing funds required to maintain the reporting status in the form of a non-secured loan for the next eighteen months (up to $10,000) as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract in place or written agreement with Mr. Narita. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amount and classification of liabilities that might cause results from this uncertainty.  The Company is funding its initial operations by way of issuing Founder’s shares (shares issued to Mr. Fabio Alexandre Narita, our sole officer and director). As of September 30, 2010, the Company had issued 12,000,000 Founder’s shares at $0.001 per share for net funds to the Company of $12,000.

We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds,  other than the commitment from our officer and director, described above. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

IF WE DO NOT OBTAIN ADEQUATE FINANCING, OUR BUSINESS WILL FAIL, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT

The amount of this offering will likely allow us to operate for at least 18 months. In the event of not selling all the 4,500,000 common shares and because our officers may be unable to loan or advance any additional capital to GREEN & QUALITY HOME LIFE, we believe that if we do not raise additional capital within 18 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. Due to the fact that there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment.

Besides, if we are not successful in earning revenues once we have started our sales activities, we may require additional financing to sustain business operations. Currently, we do not have any  formal arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the Company’s ability to attract customers. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us.

We estimate that our legal and accounting expenses of $5,500 over the next eighteen months include our estimated expenses to comply with our obligations under the federal securities laws. If the real costs are higher than the expected, our officer and director has committed to advancing funds required to maintain the reporting status in the form of a non-secured loan for the next eighteen months (up to $10,000) as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract in place or written agreement with Mr. Narita.

No assurance can be given that the Company will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and upon its financial conditions.

SINCE THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY

The Company anticipates increases in its operating expenses, without realizing any revenues from its business activities. Within the next 18 months, the Company will have estimated costs related to:

There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that our products will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

Risks Related To This Offering

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES

A market for our common stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT

A purchase of the offered shares is highly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of their entire investment. The business objectives of the company are also speculative, and it is possible that we could be unable to satisfy them. The company’s shareholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH AND SIGNIFICANTLY GREATER THAN THE PRICE PAID BY THE COMPANY’S SOLE OFFICER AND DIRECTOR FOR COMMON EQUITY; AS A RESULT, INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS

The offering price and other terms and conditions regarding the company’s shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $0.02 per common share as determined herein is substantially higher than the net tangible book value per share of our common stock. GREEN & QUALITY HOME LIFE’s assets do not substantiate a share price of $0.02. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

The offering price is significantly greater than the price paid by the Company’s sole officer and director for common equity since the Company’s inception on June 1, 2010. The Company’s sole officer and director paid $0.001 per share, a difference of $0.019 per share lower than the share price in this offering. In the event of all the 4,500,000 issuing shares are sold, the dilution per share will be $0.016. Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you may purchase is also a result of the lower book value of the shares held by our existing stockholders. The tables on page 20 compare the differences of your possible investment in our shares with the investment of our existing stockholders.

As a result, investing in our company may result in an immediate loss, once the difference between the offering price and the net tangible book value per share after completion of this offering may be significantly higher.

THE COMPANY’S MANAGEMENT COULD ISSUE ADDITIONAL SHARES, SINCE THE COMPANY HAS 75,000,000 AUTHORIZED SHARES, DILLUTING THE CURRENT SHARE HOLDERS’ EQUITY

The company has 75,000,000 authorized shares, of which only 12,000,000 are currently issued and outstanding and only 16,500,000 will be issued and outstanding after this offering terminates. The company’s management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the company’s current shareholders. Additionally, large share issuances would generally have a negative impact on the company’s share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTORS' SUBSCRIPTIONS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation, growth and expansion of our business.

BECAUSE WE WILL BE SUBJECT TO THE “PENNY STOCK” RULES ONCE OUR SHARES ARE QUOTED ON THE OVER-THE-COUNTER BULLETIN BOARD, THE LEVEL OF TRADING ACTIVITIY IN OUR STOCK MAY BE REDUCED

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

SINCE OUR COMPANY’S SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HER DECISIONS ARE CONTRARY TO THEIR INTERESTS

The Company’s sole officer and director, Mr. Narita, owns 100% of the outstanding shares and will own 72.7% after this offering is completed. Accordingly, he will have an overwhelming influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Mr. Narita may still differ from the interests of the other stockholders.

Factors that could cause his interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to the Company.

All decisions regarding the management of the Company’s affairs will be made exclusively by our sole officer and director. Purchasers of the offered shares may not participate in the management of the Company and therefore, are dependent upon his management abilities. The only assurance that the shareholders of the Company, including purchasers of the offered shares, have that the Company’s sole officer and director will not abuse his discretion in executing the Company’s business affairs, is his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business abilities of the Company’s management.

Risks Related to Investing in Our Company

THIS OFFERING IS AIMING TO RAISE THE GROSS AMOUNT OF $90,000 AND THE NET AMOUNT OF $82,995, WITH WHICH WE BELIEVE IS THE AMOUNT TO START OUR OPERATION UNTIL THE COMPANY BEGINS TO GENERATE REVENUE OR ACQUIRE FINANCING RESOURCES. EVEN IF WE SUCCEED TO RAISE THIS ENTIRE AMOUNT, FAILING TO MANAGE IT PROPERLY OR IF IT IS NOT ENOUGH UNTIL THE COMPANY CAN OPERATE BY ITSELF MAY RESULT IN PERIODIC INTERRUPTIONS OR BUSINESS FAILURE

After considering the expenses related to prepare this offering (Legal & Accounting, Transfer Agent & Printing and SEC filing fee), it would be expected as net proceeds the total value of $82,995 ($90,000 – $5,500 - $1,500 - $5). The net amount of $82,995 was estimated (see section “Plan of Operation” on page 51) using our best efforts and information available in order to create the condition to start the operation of the Company. In the case of our estimation fails, we will need to look for more financial resources. If we cannot raise more investments to fund the start of our operation, we may be forced to periodically interrupt our activities or even stop it at all.

Even if all the $90,000 is raised, the success to start our operation will depend on our ability to manage and perform all the planned actions within this budget and the planned time. Considering that Company’s sole officer and director does not have enough experience in the home automation market and in managing a company like Green & Quality Home Life, there is a great chance that what was planned cannot be fully accomplished. Consequently, it may lead to the need to acquire more investments or even better qualified personnel to perform the actions. If we cannot raise more funds or hire the required professionals, we may be forced to periodically interrupt our activities or even stop it at all.

For this reason, each prospective purchaser of the offered shares could lose a substantial amount, or all, of his or her investment.

IN THE CASE IF THE COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS

In the event of the dissolution of the company, the proceeds realized from the liquidation of its assets, if any, will be distributed to the shareholders only after the claims of the company’s creditors are satisfied. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

WE LACK AN OPERATING HISTORY AND THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES, WHICH COULD RESULT IN SUSPENSION OR END OF OUR OPERATIONS

We were incorporated on June 1, 2010 and we have not realized any revenues. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering, our ability to attract customers and to generate revenues through our sales.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our ability to generate enough working capital from future equity sales; the level of commercial acceptance by the public of our products; fluctuations in demand; the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, infrastructure and general economic conditions.

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN AND SALES STRATEGY MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT CLIENTS AND PARTNERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS

Due to the fact we are small and do not have much capital, we must limit our marketing and sales activities and may not be able to make our portfolio of products and services known to potential customers and partners. Because we will be limiting our marketing and sales activities, we may not be able to attract enough customers and partners to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Risks Associated with Management and Control Persons

AS THE COMPANY’S SOLE OFFICER AND DIRECTOR HAS OTHER OUTSIDE BUSINESS ACTIVITIES, HE MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HIS TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR BUSINESS FAILURE

Mr. Narita, our sole officer and director, has other business interests and currently devotes approximately 10-15 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mr. Narita, which may result in periodic interruptions or suspensions of our business plan. If the demands of the Company’s business require the full business time of our sole officer and director, he is prepared to adjust his timetable to devote more time to the Company’s business. However, he may not be able to devote sufficient time to the management of the Company’s business, which may result in periodic interruptions in implementing the Company’s plans in a timely manner. Such delays could have a significant negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS

The Company is entirely dependent on the efforts of its sole officer and director. His departure or the loss of any other key personnel in the future could have a material adverse effect on the business. The Company believes that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service. However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. The Company does not maintain key person life insurance on its sole officer and director.

IT MAY BE IMPOSSIBLE TO HIRE ADDITIONAL EXPERIENCED PROFESSIONALS, IF NECESSARY, AND WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS

Since our management does not have prior experience in the home automation market, we may need to hire additional experienced personnel to assist us with the operations. If we need the additional experienced personnel and we cannot hire them, we could fail in our plan of operations and have to suspend operations or cease them entirely.

BECAUSE OUR MANAGEMENT IS INEXPERIENCED IN OPERATING GREEN & QUALITY HOME LIFE’s BUSINESS, OUR BUSINESS PLAN MAY FAIL

Our management does not have any specific training in running a home automation business. With no direct training or experience in this area, our management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing our company. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

AS THE COMPANY’S SOLE OFFICER AND DIRECTOR IS CURRENTLY A NON-RESIDENT OF THE UNITED STATES. FOR THE MEAN TIME, IT MAY BE DIFFICULT TO COUNT ON HIS PERSONAL PRESENCE IN CASE OF ANY JUDGEMENT OBTAINED AGAINST HIM IN UNITED STATES COURTS OR IF ANY EVENT WHICH WOULD REQUEST HIS PRESENCE

Mr. Narita, our sole officer and director, is currently living in Brazil and has other outside business activities in this country. Since we are in the early stages of our business, Mr. Narita devotes only approximately 10-15 hours per week to managing the Company’s affairs.

Therefore, if any event which would request his personal presence in the United States, including judgment or legal matters concerning him for instance, it may be difficult to get him at the needed time. Our president is a Brazilian citizen and in order to enter in the USA, Brazilian citizens require a visa, besides time and resources to travel.

This may lead to delays,and lack of investors’ trust in our sole officer and director, besides the fact that investors may have difficulty in enforcing their legal rights, effecting service of process or to enforcing judgments of United States courts. Such matters could have a significant negative effect on the success of our business.

However, Mr. Narita is willing to adjust his timetable to devote more time to the company’s business and travel if the business requires to. As soon as the Company has enough funds and initiates its operation, sufficient staff will be hired, including directors and/or attorneys with power to represent the Company.

Besides, the majority of our assets and investments will be located and done within the United States, including our main office, website and computer systems, once our actions of development, operation and sales need to be close to our customers.

Risks Related to Our Securities

IF OUR STOCK IS QUOTED ON THE OVER-THE-COUNTER BULLETIN BOARD OR TRADED AND A PUBLIC MARKET FOR OUR COMMON STOCK DEVELOPS, SHORT SELLING COULD INCREASE THE VOLATILITY OF OUR STOCK PRICE.

Short selling occurs when a person sells shares of stock which the person does not yet own and promises to buy stock in the future to cover the sale. The general objective of the person selling the shares short is to make a profit by buying the shares later, at a lower price, to cover the sale.

Significant amounts of short selling, or the perception that a significant amount of short sales could occur, could depress the market price of our common stock. In contrast, purchases to cover a short position may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on over-the-counter bulletin board or any other available markets or exchanges. Such short selling if it were to occur could impact the value of our stock in an extreme and volatile manner to the detriment of our shareholders.

SHARES PURCHASED IN THIS OFFERING, WHICH WILL BE IMMEDIATELY RESALABLE, AND SALES OF ALL OF OUR OTHER SHARES AFTER APPLICABLE RESTRICTIONS EXPIRE, COULD HAVE A DEPRESSIVE EFFECT ON THE MARKET PRICE OF OUR COMMON STOCK AND THE SHARES WE ARE OFFERING

On June 21, 2010, we issued a total of 12,000,000 shares of common stock to Mr. Fabio Alexandre Narita, our sole officer and director, for total cash consideration of 12,000.00. This was accounted for as a purchase of common stock, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering. Under Rule 144, the shares can be publicly sold, subject to five conditions:

These five conditions only come into effect once 18 months after the company declares itself a non-shell company as defined by the Securities and Exchange Act, and the company discloses such in section 5.06 on form 8K

1.

Holding period: “before you may sell any restricted securities in the marketplace, you must hold them for at least six months The relevant holding period begins when the securities were bought and fully paid for.”

2.

Adequate Current Information: “there must be adequate current information about the issuer of the securities before the sale can be made.  This generally means that the issuer has complied with the periodic reporting requirements of the Exchange Act.”

3.

Trading Volume Formula: “if you are an affiliate, the number of equity securities you may sell during any three-month period cannot exceed the greater of 1% of the outstanding shares of the same class being sold, or if the class is listed on a stock exchange or quoted on Nasdaq, the greater of 1% or the average reported weekly trading volume during the four weeks preceding the filing a notice of sale on Form 144.  Over-the-counter stocks, including those quoted on the OTC Bulletin Board and the Pink Sheets, can only be sold using the 1% measurement.”

4.   Ordinary Brokerage Transactions:”If you are an affiliate, the sales must be handled in all respects as routine trading transactions, and brokers may not receive more than a normal commission.  Neither the seller nor the broker can solicit orders to buy the securities.”

5.

Filing a Notice of Proposed Sale with the SEC: “If you are an affiliate, you must file a notice with the SEC on Form 144 if the sale involves more than 5,000 shares or the aggregate dollar amount is greater than $50,000 in any three-month period.  The sale must take place within three months of filing the Form and, if the securities have not been sold, you must file an amended notice.”

Source: http://www.sec.gov/investor/pubs/rule144.htm

Risks Related to the Company’s Market and Strategy

THE COMBINATION OF HOME AUTOMATION AND GREEN INDUSTRY MAY NOT COMPOSE A MARKET BIG AND ATTRACTIVE ENOUGH TO SUSTAIN A PROFITABLE BUSINESS

The Company’s target market is composed by the combination of Home Automation and Green industry, which is a recent and a new approach to sell products and services related to heating, ventilation, air conditioning and energy management.

Although home automation industry is not a recent market and green awareness is growing in importance in nowadays lives, more research is needed to clarify if this new segment would have the size and would generate enough revenue to sustain a profitable business.

Moreover, a deeper analysis it is also needed to verify the power of the entry of new competitors, the intensity of competitive rivalry and the threat of substitute products or services. The ability of GREEN & QUALITY HOME LIFE to manage and compete in such environment is vital to establish a health and profitable business. Therefore, as detailed in the “Plan of Operation” section, on page 51, we intend to invest in market research and analysis $7,000 from this offering’s proceeds. This value refers to the acquisition of studies from market analysis companies. The company’s sole officer and director will be in charge of studying the market and elaborating the market analysis.

Even investing in market research, we only may be able to determine if the target market is sustainable for a business long before reasonable resources and funds had already been spent. If the target market does not prove to be big, attractive and profitable enough to sustain a business and the Company does not have the ability to establish itself considering the competitive environment, we may not be able to initiate our business. This may result in the loss of your entire investment.

SINCE WE ARE A NEW COMPANY AND LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT

GREEN & QUALITY HOME LIFE is a development stage company formed recently to carry out the activities described in this prospectus and thus has only a limited operating history upon which an evaluation of its prospects can be made. We were incorporated on June 1, 2010 and to date we have been involved primarily in the creation of our business plan and we have transacted no business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate the company’s planned operating expenses.

The company expects that its results of operations may also fluctuate significantly in the future as a result of a variety of market factors, including, among others, the dominance of other companies offering similar services and products, the entry of new competitors into the home automation industry, our ability to attract, retain and motivate qualified personnel, the initiation, renewal or expiration of our customer base, pricing changes by the company or its competitors, specific economic conditions in the home automation industry and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

WE MAY BE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR PRODUCTS AND SERVICES OR ESTABLISH A SIGNIFICANT MARKET PRESENCE

The company’s growth strategy is substantially dependent upon its ability to market its services and products successfully to prospective clients. However, its services and products may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of the company’s services and products to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

IF WE ARE UNABLE TO CONTINUALLY DEVELOP OUR PRODUCTS AND SERVICES, OUR BUSINESS WILL FAIL

If we are unable to continually develop our services and products in order to keep up with the possible changes within our industry and fulfill what is required by our target market, we will not be able to be competitive and our business will fail. There can be no assurance that we will be successful in these possible changes, in capturing the customer’s needs and maintain a competitive position in the market.

OUR COMPETITION, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR SERVICES BY OUR COMPETITORS, COULD HAVE AN EFFECT ON OUR SUSTAINABILITY.

The home automation and the software industry have a lot of well know and established companies. Therefore, Green & Quality Home Life can face the reaction of the competition through the introduction of new products and services, in response to our portfolio. We are unable to control the timing of announcements or introductions of new or enhanced products and services by our competitors.

As this industry is constantly changing and demands constant innovation, Green & Quality Home Life would have to follow the trends of the home automation market in order to stay current or ahead in the marketplace.  Depending on the timing of the changes, we may not have the capital available to make the improvements, and may lose market share due to our lack of offerings.   The loss of too many customers will result in a loss of revenues and could ultimately lead to the end of operations.

EXISTING AND FUTURE LAWS OR REGULATIONS CAN AFFECT OUR BUSINESS AND WE MAY NOT HAVE THE ABILITY TO COMPLY WITH THESE LAWS OR REGULATIONS.

As with any new technology, changes to laws and regulations are often times unpredictable and out of anyone’s control.  In the case of VoIP technology, there is currently no set regulation, and whether or not VoIP technology should be held to the same standards and regulation as the traditional phone industry is still a matter of debate.  As the industry grows, governments may begin to enforce stricter regulations – which could ultimately vary from state to state and country to country.  Our Company could be affected by these new regulations to the point of possibly having to reformat all of the software to ensure it is compliant.  Without an established business and set capital, we could lose operations as a result.

Risks Associated with Our Business Model

BECAUSE OF THE COMPANY’S DEPENDENCE ON COMPUTER AND TELECOMMUNICATIONS INFRASTRUCTURE AND COMPUTER SOFTWARE, ANY SYSTEMS DISRUPTIONS OR OPERATING MALFUNCTIONS WOULD AFFECT THE COMPANY’S COSTS OF DOING BUSINESS AND COULD CAUSE THE BUSINESS TO FAIL.

The Company’s success will be dependent in large part on the Green & Quality of Life Series Software, which will be developed to integrate the third-party products. If this software presents bugs or does not perform accordingly to what the customers need, it will be necessary more resources to correct it. Consequently, it will raise the cost of development and operation, which could be more than funds we have, affecting, therefore, our financial health.

Besides, offering a managed services business model requires a good and resilient telecommunications infrastructure, once all the management is done remotely, via the internet or the cell phone network. If we are unable to develop the software good and resilient enough to support these services, an important share of revenue could be lost, affecting our profitability. Moreover, this kind of services is highly dependent on the telecommunications infrastructure. Any problem of connection or availability would also affect our operation, resulting in penalties or losses of revenue.

There can be no assurance that the Company will be successful in anticipating, managing, or adopting technological mitigations on a timely basis or that it will have the resources available to invest in new technologies.

In addition, the Company’s business is highly dependent on its computer and telecommunications equipment and software systems, the temporary or permanent loss of which, resulting from physical damage or operating malfunction, could have a material adverse effect on the its business.

OUR BUSINESS MODEL CONSIDERS THE OFFERING OF MANAGED SERVICES AS THE MAIN SOURCE OF OUR REVENUE. IF THIS APPROACH IS NOT WIDELY ACCEPTED BY OUR MARKET, IT MAY RESULT IN A HIGH LOSS OF REVENUE AND PROFIT SOURCE.

Our strategy to differentiate from the competition and get higher margin in our products and services is to focus on the offering of managed services. Bearing this in mind, our software development and our portfolio structure is being planned to be prepared to support the offering as a managed services model. As detailed in the “Plan of Operation” chapter, we intend to invest in the development of product and service portfolio concept, respectively $4,500 and $3,000, and in the development of Green & Quality of Life Series Software the amount of $45,000. The funds for these investments will come from this offering’s proceeds. The company’s sole officer and director will be in charge of the conception and the development of the product and service portfolio and he will contract software developers and web designers to create the Green & Quality of Life Series software.

If this strategy proves to be wrong, having low acceptance by our target market, reasonable resources and funds would be already spent and an important revenue source would not be created, resulting in a loss of reasonable profit source to our business. This may result in a significant impact in the GREEN & QUALITY HOME LIFE’s health and ability to proceed in business, ultimately causing the end of the company and the entire loss of your investment.

OUR LENGHTHY SALES CYCLE MAY VARY FROM SIX TO EIGHTEEN MONTHS OR MORE, MAKING IT HARD TO PREDICT. THEREFORE, IT MAY BE DIFFICULT TO FORECAST REVENUE AND MAY INCREASE THE VARIABILITY OF QUARTERLY REPORTS WHICH COULD RESULT IN THE FLUCTUATION OF STOCK PRICE.

The shortest sales cycle, estimate in six months, can occur when a customer has already a home and has already set his mind that home automation brings quality, comfort and high value to his life, levering also the environment protection. However, this kind of situation may happen rarely once we do not have enough information of how many people have already a mindset for home automation and green awareness.

The longest sales cycle, higher than six months, occurs when a customer is planning to build an automated home and starts to choose and design the system which he will need. Therefore, the sale will only occur after the construction of the house, when the products can be installed.

The difficulty in forecast revenue due to the variability of our sales cycle may reflect in the numbers in our reports, which may vary from quarter to quarter. This can lead to stock price fluctuation.

BECAUSE WE ARE NOT ESTABLISHED, OUR PRODUCTS,  SERVICES AND NAME HAVE LITTLE, IF ANY, NAME RECOGNITION, WE MAY BE PREVENTED FROM GENERATING REVENUES, WHICH WILL REDUCE THE VALUE OF YOUR INVESTMENT

Because we are a new company with new services and products and we have not conducted advertising, there is little or no recognition of our name. As a result, consumers may search services and products other than ours that have brand recognition in the market and we may be unable to generate sufficient revenues to meet our expenses or meet our business plan objectives, which will reduce the value of your investment.

THE COMPANY MAY BE UNABLE TO MAKE NECESSARY ARRANGEMENTS AT ACCEPTABLE COST

Because we are a small business, with limited assets, we are not able to assume significant additional costs to operate. If we are unable to make any necessary change in the company structure, do the proper negotiations with  our future suppliers or are faced with circumstances that are beyond our ability to afford, we may have to suspend operations or cease them entirely which could result in a total loss of your investment.

WE MAY NOT BE ABLE TO FIND SUITABLE SOFTWARE DEVELOPERS AND WEB DESIGNERS AT AN ACCEPTABLE COST WITH THE REQUIRED SKILLS.

To develop Green & Quality of Life Series Software, the Company will need to contract software developers and web designers.   Due to the current demand for skilled technological developers, we run the risk of not being able to find suitable personnel and an acceptable price.   We would also need to ensure that the candidates are adequately qualified to create a software program that is user friendly, free of errors and seamless in design.   Without these developers and designers, we have no way of getting the software operational, which is the most important aspect of our product portfolio and business development.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

| GROSS PROCEEDS FROM THIS OFFERING | If 25% of Shares Sold 22,500 | If 50% of Shares Sold 45,000 | If 75% of Shares Sold 67,500 | If 100% of Shares Sold 90,000 |
|---|---|---|---|---|
| **OFERRING EXPENSES** | | | | |
| Legal & Accounting | 5,500 | 5,500 | 5,500 | 5,500 |
| Transfer Agent & Printing | 1,500 | 1,500 | 1,500 | 1,500 |
| SEC Filing Fee | 5 | 5 | 5 | 5 |
| **TOTAL** | **7,005** | **7,005** | **7,005** | **7,005** |
| **SALES & MARKETING** | | | | |
| Market Analysis for Home Automation | 3,000 | 4,100 | 5,600 | 7,000 |
| Legal and Regulation Research | 600 | 1,000 | 2,000 | 3,000 |
| Development of the Marketing Plan | 800 | 1,900 | 2,700 | 3,500 |
| Development of the Sales Plan | 500 | 1,500 | 2,500 | 3,000 |
| **TOTAL** | **4,900** | **8,500** | **12,800** | **16,500** |
| **PRODUCTION** | | | | |
| Development of the product portfolio concept | 1,000 | 2,500 | 3,500 | 4,500 |
| Development of the services portfolio concept | 400 | 1,200 | 2,200 | 3,000 |
| Development of prototypes and tests of products and services | 1,300 | 3,200 | 5,200 | 7,000 |
| Development of the Implementation Plan | 600 | 2,000 | 3,300 | 5,000 |
| Developing the Green and Quality of Life Series Software/ Website pilot | 7,000 | 20,000 | 32,500 | 45,000 |
| **TOTAL** | **10,300** | **28,900** | **46,700** | **64,500** |
| **ADMINISTRATIVE EXPENSE** | | | | |
| Satationery & Copy | 295 | 595 | 995 | 1,995 |
| **TOTAL** | **295** | **595** | **995** | **1,995** |
| **TOTALS** | **22,500** | **45,000** | **67,500** | **90,000** |

The above figures represent only estimated costs.

The net proceeds amount expected if all 100% of the shares are sold is $82,995 (gross proceeds amount less the expenses related to Legal & Accounting, Transfer Agent & Printing and SEC filing fee.  The proceeds will not be used, fully or in part, to pay salary or make any other payments to the Company’s sole officer and Director, Mr. Fabio Narita.

The estimated legal and accounting expenses of $5,500 over the next eighteen months include our estimated expenses to comply with our obligations under the federal securities laws. If the real costs are higher than the expected, our president has indicated that he is willing to advance funds required to maintain the reporting status in the form of a non-secured loan for the next eighteen months (up to $10,000).

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by GREEN & QUALITY HOME LIFE and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

DILUTION

The price of the current offering is fixed at $0.02 per share. This price is significantly greater than the price paid by the Company’s sole officer and director for common equity since the Company’s inception on June 1, 2010. The Company’s sole officer and director paid $0.001 per share, a difference of $0.019 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.02
Net tangible book value per share before offering	$0.0000
Potential gain to existing shareholders	$90,000
Net tangible book value per share after offering	$0.0050
Increase to present stockholders in net tangible book value per share after offering	$0.0050
Capital contributions	$90,000
Number of shares outstanding before the offering	12,000,000
Number of shares after offering held by existing stockholders	12,000,000
Percentage of ownership after offering	72.7%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.02
Dilution per share	$0.015
Capital contributions	$90,000
Percentage of capital contributions	88.2%
Number of shares after offering held by public investors	4,500,000
Percentage of ownership after offering	27.3%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.02
Dilution per share	$0.016
Capital contributions	$67,500
Percentage of capital contributions	84.9%
Number of shares after offering held by public investors	3,375,000
Percentage of ownership after offering	22.0%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.02
Dilution per share	$0.017
Capital contributions	$45,000
Percentage of capital contributions	78.9%
Number of shares after offering held by public investors	2,250,000
Percentage of ownership after offering	15.8%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.02
Dilution per share	$0.019
Capital contributions	$22,500
Percentage of capital contributions	65.2%
Number of shares after offering held by public investors	1,125,000
Percentage of ownership after offering	8.6%

PLAN OF DISTRIBUTION

12,000,000 common shares are issued and outstanding as of the date of this prospectus. The Company is registering an additional of 4,500,000 shares of its common stock for possible sale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

In connection with the Company’s selling efforts in the offering, Mr. Narita will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Narita is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Narita will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Narita is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Narita will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Narita will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

GREEN & QUALITY HOME LIFE will receive all proceeds from the sale of those shares. The price per share is fixed at $0.02 for the duration of this offering. Although our common stock is not listed on a public exchange, we intend to seek quotation on the Over The Counter Bulletin Board (OTCBB). In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.02 for the duration of this offering.

The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.02 per share for the duration of this offering.  The expected closing date of this Offering will be May 2, 2011 (90 days after this registration statement becomes effective), unless extended for an additional period of 90 days by the Company as an additional effort to sell, if it is the case, the shares which were not sold. This extension would take place at the Company’s sole discretion if we unable to sell at least 25% of the shares offered under this prospectus. The Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company.  GREEN & QUALITY HOME LIFE will be selling all the shares and will receive all proceeds from the sale. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which GREEN & QUALITY HOME LIFE has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

GREEN & QUALITY HOME LIFE will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states, if any). The offering will be available to potential subscribers in all states. The Company is unaware of any states that are required to be excluded.

Payment for the amount of the Shares subscribed for shall be made at the time of delivery of the properly executed Subscription Agreement, or such date as the Company shall specify by written notice to subscribers (unless such period is extended in the sole discretion of the President of the Company), of a check or wire transfer of immediately available funds to the Company at the address or an account specified by the Company. The Subscriber further understands that Fabio Alexandre Narita, the Company’s president will within his assigned fiduciary duties, accept payment for the shares and then undertakes to provide such payment to the Company. The closing of the transactions contemplated on the Subscription Agreement (the "Closing") will be held on 90 days from the earlier date specified in such notice (unless the closing date is extended in the sole discretion of the President of the Company by up to an additional 90 days). There is no minimum aggregate amount of Shares which must be sold as a condition precedent to the Closing, and the Company may provide for one or more Closings while continuing to offer the Shares that constitute the unsold portion of the Offering. For more detailed information, please refer to our exhibit 20, Subscription Agreement Form.

The offering materials include, besides this registration statement itself, the following exhibits:

•

3(i) Articles of Incorporation

•

3(ii) Certificate of Correction

•

3(iii) By-laws

•

5 Opinion re legality

•

20 Subscription Agreement Form

•

23.1 Consent of De Joya Griffith & Company, LLC

•

23.2 Consent of Law Offices of Thomas E. Puzzo, PLLC (included in Opinion filed as Exhibit 5 hereto)

DESCRIPTION OF SECURITIES

We have 12,000,000 shares of our common stock issued and outstanding as the date of this prospectus. There is currently no public market for our common stock and there can be no guarantee that any such market will ever develop.

Common Stock

The Company is authorized to issue up to 75,000,000 shares of common stock, par value $0.001. Holders of our common stock are entitled to one vote for each share in the election of directors and on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of directors.

The holders of the common stock are entitled to receive dividends, when and as declared, from time to time, by our board of directors, in its discretion, out of any assets of the Company legally available.

Upon the liquidation, dissolution or winding up of the Company, the remaining assets of the Company available for distribution to stockholders will be distributed among the holders of common stock, pro rata based on the number of shares of common stock held by each.

Holders of common stock generally have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are, when issued, fully paid and non-assessable.

Preemptive Right

No holder of any shares of GREEN & QUALITY HOME LIFE’s stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Non-Cumulative Voting

Holders of GREEN & QUALITY HOME LIFE’s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of s directors.

Preferred Stock

The Company has no class of capital stock designated as preferred stock.

Anti-Takeover Provisions

Stockholders’ rights and related matters are governed by Nevada corporate law, our articles of incorporation and our bylaws. Certain provisions of the Nevada Private Corporations Law may discourage or have the effect of delaying or deferring potential changes in control of the Company. The cumulative effect of these terms may be to make it more difficult to acquire and exercise control of the Company and to make changes in management. Furthermore, these provisions may make it more difficult for stockholders to participate in a tender or exchange offer for common stock and in so doing may diminish the market value of the common stock.

One of the effects of the existence of authorized but unissued shares of our common stock may be to enable our board of directors to render it more difficult or to discourage an attempt to obtain control of the Company and thereby protect the continuity of or entrench our management, which may adversely affect the market price of our common stock. If in the due exercise of its fiduciary obligations, for example, our board of directors were to determine that a takeover proposal were not in the best interests of the Company, such shares could be issued by the board of directors without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Our bylaws provide that special meetings of stockholders may be called only by our board of directors, the chairman of the board, or our president, or as otherwise provided under Nevada law.

Dividend Policy

The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and we do not intend to pay any cash dividends in the foreseeable future, but intends to retain all earnings, if any, for use in our business.

Transfer Agent

The Company has not hired a Transfer Agent yet and the Company is acting as its own transfer Agent until one is hired.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by De Joya Griffith & Company, LLC, 2580 Anthem Village Drive, Henderson, Nevada 89052, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

Law Offices of Thomas E. Puzzo, PLLC, 4216 NE 70TH Street, Seattle, Washington 98115, our independent legal counsel, has provided an opinion on the validity of our common stock.

DESCRIPTION OF BUSINESS

Summary

On June 1, 2010, Mr. Fabio Alexandre Narita, president and sole director, incorporated the Company in the State of Nevada and established a fiscal year end of June 30. Green & Quality Home Life is planning to enter into the home automation industry.

We are living in a time when environmental awareness is more widespread than ever, a concern of individuals, companies and governments all over the planet. It brings to everyone the responsibility and also the power to help to preserve natural resources and ultimately all kind of lives.

One way individuals can contribute to the environment is managing how their houses interact with it. The concept of a green home helps to bring some answers and solutions to handle with this matter. According to the website greenhomeguide.com (this URL is informed only as a reference of where the text in quotes below was extracted), part of U.S. Green Building Council, “a green home is designed to have a positive impact on energy efficiency, environmental performance and human well being.”

Home automation technology could be a solution to individuals contribute with the planet and, at the same time, increase their quality of life and safety in their homes. The declining cost and complexity of the technology involved in home automation make it more viable and affordable than ever to more people.

Green & Quality Home Life feels that this is a profitable market with great opportunities to sell home automation products and services, as can be seen below in the section “Market Opportunity”.

Green & Quality Home Life’s vision: Quality of life is all about balance between human beings and nature and it is achieved via applying technology and environment knowledge.

Green & Quality Home Life’s mission: to contribute to make a world a better place to live by developing solutions to increase the human beings’ quality of life and by developing and preserving the nature.

Green & Quality Home Life intends to offer a portfolio of products and services to provide solutions for every family to automate domestic activities, with the purpose of making them less time consuming, easy to manage and leveraging the quality of life of every member of a family. Our intention is to develop products and services that may contribute to preserve the nature, using the technology to better manage energy, water, wastes, heating, ventilation and air conditioning (HVAC) and our knowledge to design a green project to our customer’s house. Some examples of what we expecting to develop in our solutions:

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HVAC Management: controlling heating, ventilation and air conditioning in order to have the temperature desired at minimum energy consumption.

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Security Management: via audio and visual monitoring, access control.

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Domestic task automation: automatic pet food feeder, electric timer candles, ceiling fan, towel warmer in the bathroom, heater on the roof against snow accumulation are some solutions to help automating nowadays domestic tasks. Other examples: in the yard it can be installed sprinklers for irrigation that turn on only when it is not raining; vacuum cleaner and grass cutter domestic robots will be an option too; with a remote control (voice operated remote control) it will be able to adjust temperatures, prepare the bath from the bed or by cell phone even away from home.

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Energy saving management: monitoring all the other systems consumptions, including lighting and domestic task systems.

If we succeed in developing all these features, we feel that both environmental and financial benefits could be achieved by our solutions, such as:

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Lowering maintaining costs and increasing asset value.

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Reducing of the consumption of energy and water.

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Protecting natural resources by using recycled material and lowering the usage of no renewable resources.

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Reducing harmful greenhouse gas emissions.

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Qualifying for tax rebates, zoning allowances, and other incentives in hundreds of cities.

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Demonstrating a person's commitment to environmental stewardship and social responsibility.

Our business office is located at 112 North Curry Street, Carson City, Nevada, 89703; our telephone number is (775) 321-8289 and our fax number is (775) 345-3250. Our United States and registered statutory office is located at 112 North Curry Street, Carson City, Nevada, 89703, telephone number (775) 882-1013.

The Company has not yet implemented its business model and to date has generated no revenues.

GREEN & QUALITY HOME LIFE has no plans to change its business activities or to combine with another business and is not aware of any circumstances or events that might cause this plan to change.

Initial Market Opportunity Analysis

This section intends to initiate an analysis of the market opportunity for Home Automation in conjunction with the environmental awareness. We believe this initial analysis may be relevant in deciding whether this is a market with potential to be explored and offered new solutions, helping to support the creation of Green & Quality Home Life. While the information we discuss below may form a useful framework of analysis, we caution that they are neither exclusive nor exhaustive. We do not mean to suggest that the information gathered so far, standing alone would or would not dictate the outcome of the market opportunity analysis.

We expect to have more concrete and sustainable market analysis if the required funds are raised, as we may be able to acquire studies and researches from specialized market research companies.

The data compilation was done by Mr. Narita, therefore, there has not been any charge or payment for it and all the information in this section is his interpretation of the data. The company believes that the information below reflects the most recent available information, as per our research. We haven’t got the authors’ consent to use the data in our registration statement, as we are not extracting data, but only expressing our beliefs considering some of the material researched. We have used some data extracted from the Wikipedia, which does not require the author’s consent as per the words of Jimmy Wales, the founder: “…volunteers from all across the world could come together to create a remarkable pool of human knowledge – all for the simple purpose of sharing.”(http://wikimediafoundation.org/w/index.php?title=WMFJA085/en/CA&utm_source=donate&utm_
medium=sidebar&utm_campaign=20101204SB002&country_code=CA&referrer=http%3A%2F%2Fen.wikipedia.org%2Fwiki%2FMain_Page, this URL is an inactive textual reference’).

Although this initial market opportunity analysis is focused on home automation market and at first sight may appear to not cover the aspect from environmental awareness and our aimed solutions, it is the technological aspects of it which supports our business concept. Adding the green awareness approach to home automation market may help the industry evolve the existing technology and may help to find new uses of it in order to preserve the environment. Therefore, we feel that analyzing the Home Automation Market and its segments may help to find which industry could be more sensitive to a green approach.

Based on various articles, news and researches, we feel that the Home Automation Market has the potential to increase in the following 5 years.

Our Company believes that in the long run, green efficient home planning and upgrades on the infrastructure of energy saving heating and cooling systems will be a lifelong cost effective investment. The concern to reduce waste, pollution and degradation could result in potential environmental, economic and social benefits. We also believe that green efficient homes would attract more customers, for resale or rent of the house.

We feel that the conditions of the market can be favorable to home automation, mainly if added with environmental approach, once:

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Home automation market has a great potential and it is a growing business, as can be seen in the initial studies below in this section.

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Technology cost related to home automation is lowering.

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Environmental awareness is growing and it is an important matter to the society in general.

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Quality of life concerning the individual, family, society and the whole environment is becoming one of the top priorities.

Taking into account information from a research of U.S. Market for Automation Security and Technology, we believe that Home Automation Industry is projected to be a $8.1 billion in 2014, with a compound annual growth rate (“CAGR) of 26.5%, which is a high rate even if it is compared with other segments in the technology industry (such as US games consoles market which has a CAGR of 20.5%).

Still considering this same research, the Home Automation Industry can be divided in two segments: A) Lighting, home entertainment and security and B) Heating, ventilation, air conditioning (“HVAC”) and energy management.

Considering theses two pie charts, the segment B is the one which represents the higher potential in this market, with a CAGR of 36.6% until 2014.

As a result, we intend to focus on the segment of HVAC & Energy Management, which Green & Quality Home Life plans to center his portfolio. Our strategy is being developed considering the entrance via this segment which seems to have room for developing new products and services and it appears to not have big companies, showing a minor barrier for entrance of new ones. Besides, it is linked directly to our mission, once solutions for this segment help to improve quality of life and environmental preservation.

Considering this initial study, the possible target market would consist in:

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Families with earnings starting from $80,000.00/year – they represent 21.29% of the population, shown in the graphic below – once this type of products and services is meant mainly to middle and upper classes;

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Geographical segmentation: starting from the northeast region, which has the highest income per family member, according to the U.S. Census Bureau, Current Population Survey, 2009 Annual Social and Economic Supplement, shown in the table below;

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Profile: further research is needed to define the characteristics of this market. Families that stay most of time out of home may consider automation a great investment and elderly people also can find in our products and services a way to improve quality and security in their lives. A possible high potential market for our products and services is new residential buildings and condominiums, where they can be integrated to them and shown as a differentiator from other regular ones.

This graph shows the percentage of the population per income groups $10,000 increments apart, except for the furthest two right columns which are separated by increments of $50,000

Source: http://en.wikipedia.org/wiki/Household_income_in_the_United_States (This URL is informed only as a reference of where the graph above was extracted it is an inactive textual reference )

Considering the article “Number of Home Automation Systems to Hit 4 Million in 2013” our Company believes that home automation market is expected to grow more than 50 times its current size, reaching more than 4 million of home automation systems in 2013.

The growth is attributed to new approaches:

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"Mainstream" systems based on standardized technologies and packaged components

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Home automation as a managed service offered through a broadband or wireless service provider

Also, we believe that significant growth will be driven by broadband and telecom service providers that start to offer managed services, which provide functionality and remote monitoring via a computer or smartphone, as part of "quintuple play" bundles.

Some of the material researched that we considered for our statements above are listed below. All the data considered in this initial analysis is public information and free. The URL’s listed below are inactive textual references:

http://money.cnn.com/magazines/moneymag/moneymag_archive/2007/01/01/8397399/index.htm

http://www.epa.gov/greenbuilding/pubs/about.htm

http://www.propertywire.com/news/north-america/green-buildings-us-200904012873.html

http://www.propertywire.com/news/north-america/us-builders-green-200906143215.html

http://www.census.gov/hhes/www/cpstables/032009/faminc/new01_001.htm

http://www.cepro.com/article/number_of_home_automation_systems_to_hit_4_million_in_2013/

Description of our Products and Services Portfolio

According to our initial studies and analysis, we are planning to develop our portfolio based on software, once there are a great set of gadgets, sensors, systems and hardware already in the market. Our intention is to take advantage of the best products in the market to integrate them to our system, so our company could differ itself from the other competitors. Only if through our future market analysis we detect a need which is not yet fulfilled, we will consider the development of line of products based on hardware.

Product portfolio: the intention is to base our development to try to create systems to manage different products, ours and from third-parties, integrating them to deliver a green and quality environment to a home. Our intention is to develop and add the features described below as much as our resources and funds will permit. At our “Plan of Operation” section, on page 51, a development of the product and service portfolio concept step is previewed in order to better determine and plan which features is going to be developed, taking into account the market analysis and customer’s needs, and the funds raised after this offering ends.

•

Green Series (GS):

o

Efficiency Management (EM@GS): we are planning to develop a system which manages and controls the home environment to minimize energy and gas wasting by promoting a rational and reduced consumption, at the same time taking care of the house’s comfort. By a setting of light sensors and behavior analysis, EM@GS will be designed to provide light at the right spot and at the right intensity. Temperature and load control modules will be also managed by EM@GS in order to a home have the heating, air conditioning and water heaters functions only when they are needed.

o

Water Management (WM@GS): for one of the most important nature resources, we are planning to develop a system focused in managing the water consumption, aiming to rationalize and minimize the waste of it in a house. By using intelligent faucets and flushes, we believe it will be possible to minimize water consumption. The system will be designed to manage also the reutilization of the water from many sources within a house, for example from the rain so it will be possible to reuse it in the sprinklers in the gardens.

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Quality of Life Series (QoL)

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House Management (HM@QoL): we are planning to develop a system which aims to make easier tasks like prepare a hot bath at a tub, turns lights on or off, or even create different environment (with dimmers). By voice commands, it will be possible to make a call, hear message from an answering machine and set a program in the software. HM@QoL will be designed to be able to also connect to a fridge or a tablet PC, keeping a shop list up to date and, by programming, will be able to send the list to a determined website to order it. If there is a robot to sweep the floor or to cut the grass, HM@QoL will be designed to manage it to do its job at a certain periodicity.

o

Security Management (SM@QoL): we are planning to develop a system which will be able to control all the sensor and equipments related to home security: fire systems, intrusion detection, smoke and fire, carbon monoxide and other hazards. Video surveillance and recording will be also features of the system which can be viewed via PC, PDA or cell phone. Biometric control access will be also possible to integrate in the system, managing the time of closing doors, people permission to the house and remote management via internet or cell phone. This system is planned to be developed as a second step, once the initial focus and market will be the HVAC and Energy Management, but Security segment is also planned as a natural evolution of the product portfolio.

Service Portfolio: the aim is to develop a complete portfolio of services in order to install, maintain, operate and customize according to what is desired and what suits best to our customers.

•    Lifecycle Services: installation and maintenance (software updates and patches) of all products of GREEN & QUALITY HOME LIFE, performed by a certified technical team from Green & Quality Home Life or a partner.

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Professional Services: a high qualified technical team will be ready to help a customer to perform a detailed and tailored program of all our systems, resulting in an environment just suitable to his needs.

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Managed Services: our intention is to develop an operation team who will be able to be monitored and managed all systems 24x7, leaving all the programming and handling of the systems to an experienced and well trained team. Analysis and pro-active actions will be performed whenever is needed to aim comfort, security and efficiency, resulting in the right operation of all system in a house. Monthly reports will be sent concerning consumptions and efficiency management, the actions taken, results obtained and historical performance, allowing the customers to follow the development of their automated home.

Green & Quality Home Life is currently in the process of developing the concepts of their products and services. More research in market analysis to determine the right target to focus on is required to better understand the needs and determine the features and solutions to fulfill them.

Competitive Advantages

Green & Quality Home Life feels that green and quality of life awareness may produce a strong appealing to customers, other than only sell comfort or technological features.

One important action which will may help us to differ from our competitors is to be aligned with organizations which promote green technology use in homes, such as the U.S. Green Building Council (USGBC), which is a non-profit organization committed to a prosperous and sustainable future for U.S. through cost-efficient and energy-saving green buildings. (For more information about USGBC, you can visit their website on www.usgbc.org/)

Bearing this in mind, our intention is that all projects related to the use of our portfolio will be compliant with the certification from USGBC called LEED for Homes.

“LEED for Homes is a voluntary rating system that promotes the design and construction of high-performance green homes, including affordable housing, mass-production homes, custom designs, stand-alone single-family homes, duplexes and townhouses, suburban and urban apartments and condominiums and lofts in historic buildings.”

Source: http://greenhomeguide.com/program/leed-for-homes (This uniform resource locato, or URL, is informed only as a reference of where the text in quotes above were extracted)

Being compliant with LEED for Homes may help to assure to our customers that Green & Quality Home Life solutions deliver a real benefit to the environment and, moreover, that the company is aligned with the best practices in the market concerning green and quality of life awareness.

Besides, Green & Quality Home Life plans to base the development of our whole portfolio of products and services on:

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Best cost-benefit ratio: affordable price aligned with best in class technology, not forgetting to be accessible also to middle-class families.

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Fulfillment of real green and quality of life needs: customized systems according to what is needed and expected from our customers.

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Creative to bring the best solutions to the environment.

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User friendly interface: systems easy to install, handle, program, operate and maintain.

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Open source: easy to integrate with other third-parties solutions.

Once Green & Quality Home Life is in process of developing his business concept and it was recently incorporated (June 1, 2010), at this time it is not possible to determine our current competitive position towards the other home automation companies. However, we believe that a deeper analysis of our competitors, considering, for example, their strengths, weaknesses, portfolio coverage, is important to the development of our business strategy and portfolio positioning. Our intention is to do this better study when we do the "Market Analysis for Home Automation", as previewed in our "Plan of Operation" section.

Marketing

The marketing strategy aims for:

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Getting our target market to know what differ Green & Quality Home Life from the other home automation companies, via emphasizing that we are a company which deliver not only technology but helps our customers to get a better quality of life and preserve the resources of our planet.

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Spreading our concept of green and quality of life usage of the home automation technology.

The major focus in marketing will be specialized magazines and websites in home automation and green buildings, such as:

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Eletronic House website (just for reference, the URL for their website is: www.electronichouse.com)

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Wired Magazine (just for reference, the URL for their website is: www.wired.com)

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PC Magazine: (just for reference, the URL for their website is: www.pcmag.com)

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Home Energy Magazine: (just for reference, the URL for their website is: www.homeenergy.org)

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Green Builder Magazine: (just for reference, the URL for their website is: www.greenbuildermag.com)

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Green Home Builder Magazine: (just for reference, the URL for their website is: www.greenhomebuildermag.com)

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Natural Home Magazine: (just for reference, the URL for their website is: www.naturalhomemagazine.com)

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Eco Home Magazine: (just for reference, the URL for their website is: www.ecohomemagazine.com)

Through these Medias, we will advertise our solutions and participate via specialized publications and articles written by our engineers and experts. We expect they will bring not only attention to our company but also to the concept of using technology to improve quality of life at the time it helps to preserve the nature.

Showrooms will be used in order to the customers get a real experience of what is a green automated house. The idea is to have showrooms in our own branches but also make partnership with home improvement specialty retailer, such as Home Depot or Ikea for instance.

It is also in our plan to sponsor events, workshops and forums related to green awareness, home automation and quality of life, for the purpose to create awareness and expose of Green & Quality Home Life’s company, solutions and concepts.

Green & Quality Home Life plans to register the www.greenqualiyhomelife.com website on as many Internet search engines as is practical. Green & Quality Home Life will focus on Google and Yahoo search engine once many other search engines use them as a primary source for their search results.

Green & Quality Home Life is currently in the process of developing the concepts of their products and services. More research in market analysis to determine the right target to focus on is needed to better understand the needs and determine the features to fulfill them.

It is important to note that Green & Quality Home Life has not yet fully developed their portfolio of products and services and there can be no assurance that Green & Quality Home Life will be able to implement any marketing campaigns and strategies successfully.

Intellectual Property

We intend, in due course, subject to legal advice, to apply for trademark protection and/or copyright protection in the United States, Canada, and other jurisdictions.

We intend to aggressively assert our rights trademark and copyright laws to protect our intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our Company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the home automation industry. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product and services, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Employees and Employment Agreements

As the date of this prospectus, GREEN & QUALITY HOME LIFE has no permanent staff other than its sole officer and director, Mr. Fabio Alexandre Narita, who is the President and Chairman of the Company. Mr. Narita is employed elsewhere and has the flexibility to work on GREEN & QUALITY HOME LIFE up to 10 to 15 hours per week. He is prepared to devote more time to our operations as may be required. He is not being paid at present.

There are no employment agreements in existence. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future. Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial servicing. Once the Company begins to develop its software and internet website, it will hire an independent consultant to build them. The Company also intends to hire sales representatives initially on a commission only basis to keep administrative overhead to a minimum.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our Company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

Once our prospectus is deemed effective we will be subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Reports to security holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15(d) of the Securities Act (supplementary and periodic information for an issuer which shall file a registration statement which has become effective pursuant to the Securities Act of 1933, as amended, shall file with the Commission, in accordance with such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors). The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above). The Company intends to file, in a period up to 90 days after the termination of this offering, a Form 8A making the Company a mandatory reporting issuer under the Securities and Exchange Act of 1934 as Amended.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

FINANCIAL STATEMENTS

Our fiscal year end is June 30. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

GREEN & QUALITY HOME LIFE, INC.
(A Development Stage Company)

CONDENSED FINANCIAL STATEMENTS

September 30, 2010

Unaudited

CONDENSED BALANCE SHEETS

CONDENSED STATEMENTS OF OPERATIONS

CONDENSED STATEMENTS OF CASH FLOWS

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

GREEN & QUALITY HOME LIFE, INC.
(A Development Stage Company)

CONDENSED BALANCE SHEETS

	September 30, 2010	June 30, 2010
	(unaudited)	(Audited)

ASSETS

CURRENT ASSETS
Cash	$6,480	$12,000
TOTAL CURRENT ASSETS	6,480	12,000
TOTAL ASSETS	$6,480	$12,000

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$4,500	$4,000
Due to related party	1,848	1,438
TOTAL CURRENT LIABILITIES	6,348	5,438
TOTAL LIABILITIES	6,348	5,438

STOCKHOLDER'S EQUITY (DEFICIT)
Capital stock
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
12,000,000 shares of common stock	12,000	12,000
Deficit accumulated during the development stage	(11,868)	(5,438)
TOTAL STOCKHOLDER'S EQUITY	132	6,562
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$6,480	$12,000

The accompanying notes are an integral part of these financial statements.

GREEN & QUALITY HOME LIFE, INC.
(A Development Stage Company)

CONDENSED STATEMENTS OF OPERATIONS
Unaudited

		Cumulative results
	3 months	from inception
	ended	(June 1, 2010) to
	September 30, 2010	September 30, 2010
REVENUE

Revenues	$-	$-
Total Revenues	-	-

EXPENSES

Office and general	1,180	2,618
Professional fees	5,250	9,250
Total Expenses	6,430	11,868

NET LOSS	$(6,430)	$(11,868)

NET LOSS PER COMMON SHARE - BASIC	$-

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	12,000,000

The accompanying notes are an integral part of these financial statements.

GREEN & QUALITY HOME LIFE, INC.
(A Development Stage Company)

CONDENSED STATEMENTS OF CASH FLOWS
Unaudited

	3 months	Cumulative results from
	ended	Inception (June 1, 2010) to
	September 30, 2010	September 30, 2010

OPERATING ACTIVITIES
Net loss	$(6,430)	$(11,868)
Changes in operating assets
and liabilities
Increase in accrued expenses	500	4,500

NET CASH USED IN OPERATING ACTIVITIES
	(5,930)	(7,368)

FINANCING ACTIVITIES
Proceeds from sale of common stock	-	12,000
Advance from related party	410	1,848
NET CASH PROVIDED BY FINANCING ACTIVITIES
	410	13,848

NET INCREASE (DECREASE) IN CASH	(5,520)	6,480

CASH, BEGINNING OF PERIOD	12,000	-

CASH, END OF PERIOD	$6,480	$6,480

Supplemental cash flow information and noncash financing activities:
Cash paid for:
Interest	$-	$-

Income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

GREEN & QUALITY HOME, INC.

(A Development Stage Company)

NOTES TO THE CONDENSED INANCIAL STATEMENTS

September 30, 2010

NOTE 1 – CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at September 30, 2010, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s Form S-1.  The results of operations for the periods ended September 30, 2010 are not necessarily indicative of the operating results for the full years.

NOTE 2 – GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company has a working capital surplus of $132 and an accumulated deficit of $11,868. The Company does not have a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The Company is funding its initial operations by way of issuing Founder’s shares.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amount and classification of liabilities that might cause results from this uncertainty.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development stage

The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include implementation of the business plan, and obtaining additional debt and/or equity related financing.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

GREEN & QUALITY HOME, INC.

(A Development Stage Company)

NOTES TO THE CONDENSED INANCIAL STATEMENTS

September 30, 2010

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Stock-based Compensation

The Company has not adopted a stock option plan and has not granted any stock options.  Accordingly no stock-based compensation has been recorded to date.

NOTE 4 – DUE TO RELATED PARTY

The Company has received $1,848 as an advance from a related party. The advance is unsecured, payable on demand, and non-interest bearing.

GREEN & QUALITY HOME LIFE, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

JUNE 30, 2010

REPORT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

BALANCE SHEET

STATEMENT OF OPERATIONS

STATEMENT OF STOCKHOLDER’S EQUITY

STATEMENT OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

De Joya Griffith & Company, LLC

CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Green & Quality Home Life, Inc.

Las Vegas, Nevada

We have audited the accompanying balance sheet of Green & Quality Home Life Inc. (A Development Stage Company) as of June 30, 2010 and the related statements of operations, stockholder’s equity and cash flows from inception (June 1, 2010) through June 30, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Green & Quality Home Life, Inc. (A Development Stage Company) as of June 30, 2010 and the results of its operations and cash flows from inception (June 1, 2010) through June 30, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith & Company, LLC

Henderson, Nevada

July 15, 2010

2580 Anthem Village Dr., Henderson, NV  89052

Telephone (702) 563-1600 ●  Facsimile (702) 920-8049

GREEN & QUALITY HOME LIFE, INC.

(A Development Stage Company)

BALANCE SHEET

(Audited)

June 30, 2010 (Audited)

ASSETS

CURRENT ASSETS
Cash	$ 12,000
TOTAL CURRENT ASSETS	12,000

TOTAL ASSETS	$ 12,000

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 4,000
Due to related party	1,438
Total current liabilities	5,438

TOTAL LIABILITIES	5,438

STOCKHOLDER’S EQUITY
Capital stock (Note 3)
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
12,000,000 shares of common stock	12,000
Deficit accumulated during the development stage	(5,438)
Total stockholder’s equity	6,562
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$ 12,000

The accompanying notes are an integral part of these financial statements

GREEN & QUALITY HOME LIFE, INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS

(Audited)

For the Period From Inception (June 1, 2010) to June 30, 2010

EXPENSES

Office and general	$ (1,438)
Professional fees	(4,000)

NET LOSS	$ (5,438)

BASIC LOSS PER COMMON SHARE	$ 0.00

WEIGHTED AVERAGE NUMBER OF BASIC COMMON SHARES OUTSTANDING	3,724,138

The accompanying notes are an integral part of these financial statements

GREEN & QUALITY HOME LIFE, INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDER’S EQUITY

From inception (June 1, 2010) to June 30, 2010

	Common Stock		Deficit Accumulated During the Exploration Stage	Total
	Number of shares	Amount
Balance, Inception (June 1, 2010)	-	$ -	$ -	$ -
Common stock issued for cash	12,000,000	12,000	-	12,000

Net loss	-	-	(5,438)	(5,438)

Balance, June 30, 2010 (audited)	12,000,000	$ 12,000	$ (5,438)	$ 6,562

The accompanying notes are an integral part of these financial statements

GREEN & QUALITY HOME LIFE, INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

(Audited)

From inception (June 1, 2010) to June 30, 2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (5,438)
Adjustment to reconcile net loss to net cash used in operating activities
Increase in accounts payable and accrued liabilities	4,000

NET CASH PROVIDED BY USED IN OPERATING ACTIVITIES	(1,438)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	12,000
Due to a related party	1,438

NET CASH PROVIDED BY FINANCING ACTIVITIES	13,438

NET INCREASE IN CASH	12,000

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$ 12,000

Supplemental cash flow information and noncash financing activities:

Cash paid for:

Interest	$ -

Income taxes	$ -

GREEN & QUALITY HOME, INC.

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

June 30, 2010

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Green & Quality Home Life, Inc. (“Company”) is in the initial development stage and has incurred losses since inception totalling ($5,438).  The Company was incorporated on June 1, 2010 in the State of Nevada and established a fiscal year end at June 30.  The Company is a development stage company as defined in FASB ASC 915 organized to offer a portfolio of products and services to provide solutions for every family to automate domestic activities, making them less time consuming, easy to manage and leveraging the quality of life of every member of a family.

Going concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company does not have material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern.  The Company has a deficit accumulated since inception (June 1, 2010) through June 30, 2010 of ($5,438).  The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern. The officers and directors have committed to advancing certain operating costs of the Company.

The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amount and classification of liabilities that might cause results from this uncertainty.  The Company is funding its initial operations by way of issuing Founder’s shares.   As of June 30, 2010, the Company had issued 12,000,000 Founder’s shares at $0.001 per share for net funds to the Company of $12,000.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development stage

The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include implementation of the business plan, and obtaining additional debt and/or equity related financing.

Basis of Presentation

The financial statements present the balance sheet and statements of operations, stockholder’s equity and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

GREEN & QUALITY HOME, INC.

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

June 30, 2010

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company accounts for income taxes in accordance with accounting guidance now codified as FASB ASC Topic 740, “Income Taxes,” which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when it is more likely than not that some or all deferred tax assets will not be realized.

Accounting guidance now codified as FASB ASC Topic 740-20, “Income Taxes – Intraperiod Tax Allocation,” clarifies the accounting for uncertainties in income taxes recognized in accordance with FASB ASC Topic 740-20 by prescribing guidance for the recognition, de-recognition and measurement in financial statements of income tax positions taken in previously filed tax returns or tax positions expected to be taken in tax returns, including a decision whether to file or not to file in a particular jurisdiction. FASB ASC Topic 740-20 requires that any liability created for unrecognized tax benefits is disclosed. The application of FASB ASC Topic 740-20 may also affect the tax bases of assets and liabilities and therefore may change or create deferred tax liabilities or assets.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Stock-based Compensation

The Company has not adopted a stock option plan and has not granted any stock options.  Accordingly no stock-based compensation has been recorded to date.

Recent Accounting Pronouncements

In April 2010, the FASB issued ASU No. 2010-17, "Revenue Recognition - Milestone Method (Topic 605): Milestone Method of Revenue Recognition" (codified within ASC 605 - Revenue Recognition). ASU 2010-17 provides guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research or development transactions. ASU 2010-17 is effective for interim and annual periods beginning after June 15, 2010. The adoption of ASU 2010-17 is not expected to have any material impact on our financial position, results of operations or cash flows.

In March 2010, the FASB issued ASU No. 2010-11, "Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives" (codified within ASC 815 - Derivatives and Hedging). ASU 2010-11 improves disclosures originally required under SFAS No. 161. ASU 2010-11 is effective for interim and annual periods beginning after June 15, 2010. The adoption of ASU 2010-11 is not expected to have any material impact on our financial position, results of operations or cash flows.

In February 2010, the FASB issued Accounting Standards Update 2010-09 (ASU 2010-09), Subsequent Events (Topic 855), amending guidance on subsequent events to alleviate potential conflicts between FASB guidance and SEC requirements. Under this amended guidance, SEC filers are no longer required to disclose the date through which subsequent events have been evaluated in originally issued and revised financial statements. This guidance was effective immediately and we adopted these new requirements for the period ended June 30, 2010. The adoption of this guidance did not have a material impact on our financial statements.

GREEN & QUALITY HOME, INC.

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

June 30, 2010

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In October 2009, the FASB issued Accounting Standards Update 2009-14, Software (Topic 985): Certain Revenue Arrangements That Include Software Elements.  This update changed the accounting model for revenue arrangements that include both tangible products and software elements.  Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010.  Early adoption is permitted.  The Company does not expect the provisions of ASU 2009-14 to have a material effect on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued Accounting Standards Update 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements.  This update addressed the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than a combined unit and will be separated in more circumstances under existing US GAAP.  This amendment has eliminated that residual method of allocation. This update is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010.  Early adoption is permitted. The Company does not expect the provisions of ASU 2009-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In July 2009, the FASB ratified the consensus reached by EITF (Emerging Issues Task Force) issued EITF No. 09-1, (ASC Topic 470) “Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance” (“EITF 09-1”).  The provisions of EITF 09-1 clarify the accounting treatment and disclosure of share-lending arrangements that are classified as equity in the financial statements of the share lender.  An example of a share-lending arrangement is an agreement between the Company (share lender) and an investment bank (share borrower) which allows the investment bank to use the loaned shares to enter into equity derivative contracts with investors.  EITF 09-1 is effective for fiscal years that begin on or after December 15, 2009 and requires retrospective application for all arrangements outstanding as of the beginning of fiscal years beginning on or after December 15, 2009.   Share-lending arrangements that have been terminated as a result of counterparty default prior to December 15, 2009, but for which the entity has not reached a final settlement as of December 15, 2009 are within the scope.  Effective for share-lending arrangements entered into on or after the beginning of the first reporting period that begins on or after June 15, 2009.  The Company does not expect the provisions of EITF 09-1 to have a material effect on the financial position, results of operations or cash flows of the Company.

NOTE 3 – CAPITAL STOCK

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.

On June 21, 2010, a director of the Company purchased 12,000,000 shares of the common stock in the Company at $0.001 per share for $12,000.

As of June 30, 2010, the Company has not granted any stock options and has not recorded any stock-based compensation.

GREEN & QUALITY HOME, INC.

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

June 30, 2010

NOTE 4 – RELATED PARTY TRANSACTIONS

As of June 30, 2010, total advances from a director of the Company were $1,438. The amount is unsecured, non interest bearing and is due on demand.

NOTE 5 – INCOME TAXES

The Company has losses carried forward for income tax purposes for June 30, 2010.  There are no current or deferred tax expenses for the period ended June 30, 2010 due to the Company’s loss position.  The Company has fully reserved for any benefits of these losses.  The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, as appropriate.  Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company’s ability to generate taxable income within the net operating loss carryforward period.

Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes.

The provision for refundable federal income tax consists of the following:

2010

Deferred tax asset attributable to:
Current operations	$ (1,903)
Less: Change in valuation allowance	1,903

Net refundable amount	$ --

The composition of the Company’s deferred tax assets as at June 30, 2010 is as follows:

2009

Net operating loss carry forward	$ (5,438)

Statutory federal income tax rate	35%
Effective income tax rate	0%

Deferred tax asset	(1,903)
Less: Valuation allowance	1,903

Net deferred tax asset	$ --

The potential income tax benefit of these losses has been offset by a full valuation allowance.

As at June 30, 2010, the Company has an unused operating loss carry-forward balance of approximately $5,438, which begins to expire in 2030.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

Green & Quality Home Life is planning to develop its initial activities in 18 months, in which it is expected to acquire more information, knowledge and experience to create a viable and healthy business. In the table below, it can be found the initial action plan with the duration and investment previewed so far:

Below follows what is being considered in each activity:

1.

Market Analysis for Home Automation – responsible: the Company’s President.

a.

Acquisition of market studies from specialized market research companies. In our initial search, we found so far 2 potential market report. We intend to continue searching for other report so we can evaluate and decide which is more relevant to our business:

i.

Going Green - An Examination of the Trend and What it Means to Consumers and the CE Industry – US$999 (source: http://www.marketresearch.com/product/display.asp?productid=2215363 - This URL is informed only as a reference of where the report can be purchased)

ii.

Home Automation and Security Technologies, Products, and Markets – US$4,850 (source: http://www.electronics.ca/publications/products/Home-Automation-and-Security-Technologies,-Products,-and-Markets.html - This URL is informed only as a reference of where the report can be purchased)

b.

Analysis of Home Automation industry and the market for it

c.

Analysis and segmentation to obtain the target market for our products and services

d.

Analysis of what is needed and expected by our target market

e.

Define the product and service portfolio, execute price, place and promotion analysis for it

f.

Select which third-party products and protocols will integrate with our products, considering the ones which are more common and have the best probability to bring competitiveness and profitability to our portfolio. Then, define the software requirements for the development of Green and Quality of Life Series Software

g.

Analysis of the Porter’s five forces: the threat of the entry of new competitors, the intensity of competitive rivalry; the threat of substitute products or services, the bargaining power of customers (buyers) and the bargaining power of suppliers

h.

Channel strategy definition and development: Direct selling channel: using our own sales team to focus on major clients, such as home materials retailers (i.e. Home Depot), home constructors; Indirect selling channel: via electronic and home materials stores and developing partners to act as our solution integrators, delivering Green & Quality Home Life’s products and services.

i.

Risk assessment: review the previous risk analysis and update it according to new information raised at this point.

2.

Legal and regulation research – responsible: the Company’s President. Support, if required: company’s attorney

a.

Verify legal and regulation requirements applicable to home automation industry.

b.

Verify certifications and possible government approvals needed to execute our business.

c.

Understand how to be part and apply the Certification Program LEED for Homes from U.S. Green Building Council (a non-profit organization committed to a prosperous and sustainable future for U.S. through cost-efficient and energy-saving green buildings)

3.

Development of the product portfolio concept – responsible: the Company’s President.

a.

Define the product line following the requirements defined in the market analysis.

b.

Define the products’ features and requirements for future development of the Green and Quality of Life Series Software and website.

c.

Select software developer and web designer for the development of the Green and Quality of Life Series Software and website.

4.

Development of the services portfolio concept – responsible: the Company’s President.

a.

Define the service line following the requirements defined in the market analysis.

b.

Define the services’ characteristics and requirements for future development.

5.

Developing the Green and Quality of Life Series Software/ Website pilot – responsible: software developer and web designer to be selected and contracted.

a.

Contract Software developers and Web designers

b.

Develop the software which will be the base of the product and service portfolio of Green and Quality of Life Series.

c.    Develop the website pilot which will provide web services to all software series and will help to integrate every systems and products.

6.

Run tests and quality validation on products and services – responsible: the Company’s President.

a.

According to the concepts defined for the product and service portfolio, it will be developed prototypes and concept test to assure and refine the previous definitions of the portfolio.

b.

Data analysis from the tests to determine either further research or green light to moving forward.

7.

Development of the Implementation Plan – responsible: the Company’s President.

a.

Define the scope and all the tasks required to develop the product and service portfolio, including a manufacture plan if hardware products are needed.

b.

Define the resources and/or partner required to develop the portfolio.

c.

Define the schedule and the key indicator to manage the implementation.

d.

Define the budget needed to do the implementation.

8.

Development of the Marketing Plan – responsible: the Company’s President.

a.

Define how to promote and divulgate Green & Quality Home Life and its portfolio.

b.

Define the budget required for it.

9.

Development of the Sales Plan – responsible: the Company’s President.

a.

Define the policy to be applied in the direct and indirect sales channels, concerning salary, commission, benefits, and key performance indicators to manage and evaluate the sales team.

Green & Quality Home Life plans to offer two modalities of business:

•

Product oriented: installing our products in our customers’ home and all the management is done by themselves;

•

Service oriented: installing and managing all the products are the responsibilities of Green & Quality Home Life team, as the customer pays a monthly fee for this service.

No guarantees or assurances can be made by Green & Quality Home Life that it will accomplish its goals within the dates specified or within the costs estimated by the Company. Moreover, management has no current plan to substitute any additional products or services except those described herein (home automation products and services). No guarantee or assurance can be made that GREEN & QUALITY HOME LIFE's proposed business model will be effective in distributing these products and services.

Potential investors should realize that as of the date of this Prospectus, Green & Quality Home Life is currently in the process of developing the concepts of their products and services and at this time it is not fully operational.

Even if Green & Quality Home Life is successful in developing and ultimately launching its proposed products and services, it's future success will be dependent on several critical factors including, but not limited to, successfully raising capital, market acceptance, and management's continued focus on the development of the business. Furthermore, Green & Quality Home Life cannot assure investors that it will be able to overcome the risks described within this Registration Statement to meet the goal of its strategic business plan. (See Risk Factors, beginning on page 9.)

Results of Operations

For the period from inception through September 30, 2010, we had no revenue. Expenses for the period totaled $6,430 resulting in a Net loss of $6,430.

Capital Resources and Liquidity

As of September 30, 2010 we had $6,480 in cash, which was the result of the issuance of 12,000,000 shares of common stock to Mr. Fabio Alexandre Narita, our sole officer and director, for total cash consideration of $12,000, minus $5,520 of costs associated with this prospectus

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash to be used to implement our business plan at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least 18 months.

Management believes that if subsequent private placements are successful, we will generate sales revenue within the following twelve months thereof. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

We are highly dependent upon the success of the anticipated offering described herein. Therefore, the failure thereof would result in need to seek capital from other resources such as debt financing, which may not even be available to the Company. However, if such financing were available, because we are a development stage Company with no operations to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing.  If the Company cannot raise additional proceeds via a private placement of its common stock or secure debt financing, it would be required to cease business operations. As a result, investors would lose all of their investment.

We do not anticipate researching any further products or services nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. We have estimated that our legal and accounting expenses of $5,500 over the next eighteen months includes our estimated expenses to comply with our obligations under the federal securities laws. The Company’s sole officer and director, Mr. Narita has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next eighteen months (up to $10,000), as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of directors and executive officers

Our sole director serves until his successor is elected and qualified. Our sole officer is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees. The Company’s current Audit Committee consists of our sole officer and director.

The name, address, age and position of our present sole officer and director is set forth below:

Name	Age	Position(s)
FABIO ALEXANDRE NARITA	31	President, Secretary/ Treasurer, Chief Financial Officer and Chairman of the Board of Directors.

The person named above has held his offices/positions since inception of our Company and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

Business Experience

Fabio Alexandre Narita’s brief curriculum:

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Business experience: Mr. Narita has been working for 9 years at Siemens – an electric and electronic company – playing important roles within the Information Technology and Communications Division of Siemens:

o

2010 – Pre Sales Manager at Siemens Enterprise Communications – present occupation. Responsible for the team who supports the Sales and Architectures team all over the Siemens' branches in Brazil and other local companies in Latin America. Responsible for supporting the company in achieving its sales and bottom line goals by managing the careers and the development of 12 engineers, the area's process and KPIs (Key Performance Indicators) of the area.

o

2007 – Services Portfolio Manager at Siemens AG. Responsible for the development and management of the Professional and Managed Services portfolio of Siemens Enterprise Brazil. Responsible to manage the service marketing mix: product, price, place, promotion, people, process and physical evidence.

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2004 – Project Manager in the Project Support Office at Siemens AG. Responsible for the development and management of Project Management process framework from the program named Project Management @ Siemens. Responsible for defining Key Performance Indicators for management of projects and the related resources (project managers), process and roles in project management.

o

2001 – Project Manager at Siemens AG. Responsible for the implementation of telecommunications projects for Siemens Enterprise Brazil. Responsible to manage suppliers, technical resources, communicate to customers, manage the project’s budget, schedule and risks.

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Languages:

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English: fluent

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Spanish: advanced level

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Background:

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2009 – Post-graduate degree in Business Administration – Fundação Getúlio Vargas – Sao Paulo

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2002 – Graduated in Mechanical Engineer with emphasys in Automation and Controlling (Mechatronics) – Escola Politecnica da Universidade de Sao Paulo

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Knowledge in computer programming languages, such as Java and C, and web designing using HTML (Hyper Text Markup Language) and Flash

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Certifications:

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ITIL (Information Technology Infrastructure Library) Foundation Certification

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PMP – Project Management Professional from PMI (Project Management Institute)

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Services Marketing

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Certified Security Expert (Level 3 – initial concept level) – Security Analysis and Consulting

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Certified Security Expert (Level 3 - initial concept level) – CRAMM (CCTA Risk Analysis and Management Method, where CCTA stands for Central Computing and Telecommunications Agency of the United Kingdom government)

Conflicts of Interest

At the present time, the Company does not foresee any direct conflict between Mr. Narita other business interests and his involvement in GREEN & QUALITY HOME LIFE.

EXECUTIVE COMPENSATION

GREEN & QUALITY HOME LIFE has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows and then, the Company may enter into employment agreements with its sole officer and director.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception (June 1, 2010) through September 30, 2010.

SUMMARY COMPENSATION TABLE
Name and Principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
FABIO ALEXANDRE NARITA President	2010	0	0	0	0	0	0	0	0

We did not pay any salaries in 2010. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of September 30, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
FABIO ALEXANDRE NARITA	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of GREEN & QUALITY HOME LIFE has not adopted a stock option plan. The Company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. GREEN & QUALITY HOME LIFE may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The Company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (June 1, 2010) through September 30, 2010.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
FABIO ALEXANDRE NARITA	0	0	0	0	0	0	0

At this time, GREEN & QUALITY HOME LIFE has not entered into any employment agreements with its sole officer and director. If there is sufficient cash flow available from our future operations, the Company may enter into employment agreements with our sole officer and director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all or partial shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold

Common Stock	FABIO ALEXANDRE NARITA, RUA RONDINHA, 92 - APTO 134 - SÃO PAULO - SP - BRAZIL	12,000,000	100%	72.7%	78.0%	84.2%	91.4%

	All Officers and Directors as a Group (1 person)	12,000,000	100%	72.7%	78.0%	84.2%	91.4%

[1] The person named above may be deemed to be a “parent” and “promoter” of our Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Narita is the only “promoter” of our Company.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue control the Company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 21, 2010, we issued a total of 12,000,000 shares of common stock to Mr. Fabio Alexandre Narita, our sole officer and director, for total cash consideration of 12,000.00. This was accounted for as a purchase of common stock, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers’ transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering. For more information concerning the risk involved with it and related to when the applicable restrictions expire, please refer to page 16, under the caption “SHARES PURCHASED IN THIS OFFERING, WHICH WILL BE IMMEDIATELY RESALABLE, AND SALES OF ALL OF OUR OTHER SHARES AFTER APPLICABLE RESTRICTIONS EXPIRE, COULD HAVE A DEPRESSIVE EFFECT ON THE MARKET PRICE, IF ANY,OF OUR COMMON STOCK AND THE SHARES WE ARE OFFERING”.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the Company, are as follows:

Legal and Accounting	$5,500.00
SEC Filing Fee	$5.02
Transfer Agent and Printing	$1,500.00
TOTAL	$7,005.02

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation and Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

RECENT SALES OF UNREGISTERED SECURITIES

GREEN & QUALITY HOME LIFE is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001. The Company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

During the current year, the Company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

JUNE 21, 2010

We have issued 12,000,000 common shares to our sole officer and director for total consideration of $12,000.00, or $0.001 per share. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

The 12,000,000 shares sold to our sole officer and director are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(6), not exceeding the amount allowed under section 3(b), as there is no advertising or public solicitation in connection with the transaction by the issuer or anyone acting on the issuer's behalf, and as the issuer is filing such notice with the Commission with a Form D.

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Document Description
3(i)	Articles of Incorporation (1)

3(iii)	By-laws (1)
5	Opinion re legality (2)
20	Subscription Agreement Form
23.1	Consent of De Joya Griffith & Company, LLC
23.2	Consent of Law Offices of Thomas E. Puzzo, PLLC (included in Opinion filed as Exhibit 5 hereto) (2)

(1) Previously filed as an Exhibit to the registrant’s Form S-1, filed with the Securities and Exchange Commission on August 04, 2010.

(2) Previously filed as an Exhibit to the registrant’s Form S-1/A, filed with the Securities and Exchange Commission on December 15, 2010.

Description of Exhibits

Exhibit 3(i)

Articles of Incorporation of GREEN & QUALITY HOME LIFE, INC., dated June 1, 2010.

Exhibit 3(ii)

Certificate of Correction of GREEN & QUALITY HOME LIFE, INC., dated August 3, 2010.

Exhibit 3(iii)

Bylaws of GREEN & QUALITY HOME LIFE, INC. approved and adopted on June 1, 2010.

Exhibit 5

Opinion of Law Offices of Thomas E. Puzzo, PLLC, 4216 NE 70TH Street, Seattle, Washington 98115, dated July 27, 2010, regarding the legality of the securities being registered.

Exhibit 20

Subscription agreement form to be fulfilled by the shareholder to confirm the purchase of this offering’s common shares.

Exhibit 23.1

Consent of De Joya Griffith & Company, LLC, 2580 Anthem Village Drive, Henderson, Nevada 89052, dated  January 31, 2011, regarding the use in this Registration Statement of their report of the auditors and financial statements of GREEN & QUALITY HOME LIFE, INC. for the period ending September 30, 2010.

Exhibit 23.2

Opinion of Law Offices of Thomas E. Puzzo, PLLC, 4216 NE 70TH Street, Seattle, Washington 98115, dated July 27, 2010, included in Opinion filed as Exhibit 5 hereto.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i)  Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)

Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of  Sao Paulo, State of Sao Paulo, on this  31 th day of January , 2011 .

GREEN & QUALITY HOME LIFE, INC.

/s/ FABIO ALEXANDRE NARITA

FABIO ALEXANDRE NARITA

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ FABIO ALEXANDRE NARITA

FABIO ALEXANDRE NARITA

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

January 31, 2011